Phoenix, Arizona
July 29, 2005

CLINICIS-PHOENIX SURGERY CENTER, LLC.
SECURED PROMISSORY NOTE

          CLINICIS-PHOENIX SURGERY CENTER, LLC, an Arizona limited liability company (the "Company"), for value received, hereby promises to pay to Vsource (USA), Inc., a Delaware corporation, (the "Holder"), located at 7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037 (the "Holder"), the principal amount of One Hundred Thousand and no/100 Dollars ($100,000) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

          1.    Terms of the Promissory Note (the "Note").

                1.1    Interest Rate. The rate of interest hereunder ("Interest Rate") shall be ten percent (10%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

                1.2    Payment. The Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable on demand, or if no demand is made on October 29, 2005 (the "Due Date"). Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

                1.3    Prepayment. The Company may elect to repay this Note with no premium or penalty.

                1.4    Default Interest. From and after the Due Date, the Company shall pay interest on the unpaid principal balance of this Note at the Applicable Prime Rate (as defined in the Loan Agreement) plus ten percent (10%) per annum.

                1.5    Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), then the Holder may declare the entire principal and all accrued and unpaid interest hereon immediately due and payable, by notice in writing to the Company:

                      (a)    Default in the payment of any principal or interest on this Note when due and payable; or

                      (b)    The Company admits in writing its ability to pay its debts as they become due; or

                      (c)    If any lien purported to be created under the Pledge Agreement (as defined below) shall cease to be, or shall be asserted by the Company not to be, a valid and

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perfected lien on the Collateral (as defined below), with the priority required by the Pledge Agreement; or

                      (d)    The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for the Company, or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

The Company waives any and all notices in connection with this Note, including but not limited to notice of intent to accelerate, notice of acceleration, and notice of nonpayment.

                1.6.    Security. The indebtedness evidenced by this Note shall be secured by a pledge of shares of the common stock, par value $.001 per share, of Clinicis, Inc., a California corporation ("Clinicis") representing 90% of the outstanding shares of Clinicis registered in the name(s) of Donald A. Cook, pursuant to that certain pledge agreement of even date herewith, between Donald A. Cook as grantor and Holder (the "Pledge Agreement").

          2.    Priority. The indebtedness evidenced by this Note shall be senior in right of payment to any prior payment of the Company's existing Indebtedness, as hereinafter defined.

                2.1    Indebtedness. As used in this Note, the term "Indebtedness" shall mean the principal of and accrued and unpaid interest on all indebtedness of the Company to banks, insurance companies, other financial institutions or other lenders, which is for money borrowed by the Company.

                2.2    Default on Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Indebtedness, then no amount shall be paid by the Company in respect of the principal of or interest of its Indebtedness at the time outstanding, unless and until the principal of and interest on the Note then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing with respect to any Indebtedness, or in the instrument under which any Indebtedness is outstanding, permitting the holder of such Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Indebtedness shall not have been accelerated.

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          3.    Miscellaneous.

                3.1    Transfer of Note. This Note shall not be transferable or assignable in any manner, except to affiliates of Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

                3.2    Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

                3.3    Notices. Any notice required or permitted under this Note shall be deemed delivered if in writing and delivered personally or three (3) days after being sent by certified mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be as set forth in the introductory paragraph of this Note and the address for the Company shall be 19235 Northfleet Way, Los Angeles, CA 91356, Attn.: Donald A. Cook. The Company and the Holder may each change their respective address effective ten (10) days following notice of such change provided in accordance with this Section 3.3.

                3.4    Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                3.5    Amendments and Waivers. This Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon the Holder of this Note, each future holder of all such securities and the Company.

                3.6    Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                3.7    Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

                3.8    Usury. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the Holder by the Company (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to the Holder by the Company) (iii)

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neither the Company nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful interest rate.

                TRIAL BY JURY. THE COMPANY HEREBY (A) EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IF THE HOLDER SO ELECTS.

CLINICIS-PHOENIX SURGERY CENTER, LLC, an Arizona limited liability company
By:	/s/ Donald A. Cook
Name:	Donald A. Cook
Title:	President